Exhibit 99.1


PRESS RELEASE
-------------
Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY 11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact: Scott Rechler, CEO
         Michael Maturo, CFO

==============================================================================

FOR IMMEDIATE RELEASE
---------------------

                 Reckson Announces First Quarter 2005 Results
                 --------------------------------------------

           Core Operations Reflect Strong Operating Performance with
                     Same Property NOI Increasing by 5.6%

(MELVILLE, NEW YORK, May 4, 2005) - Reckson Associates Realty Corp. (NYSE: RA) today reported diluted funds from operations (FFO) of $46.4 million or $0.55 per share for the first quarter of 2005, as compared to diluted FFO of $42.6 million or $0.58 per share for the first quarter of 2004.

Reckson reported net income allocable to common shareholders of $17.4 million or diluted earnings per share (EPS) of $0.21 for the first quarter of 2005, as compared to $16.0 million, including $5.2 million related to gain on sales of real estate, or EPS of $0.26 for the first quarter of 2004.

Commenting on the Company's performance, Scott Rechler, Reckson's President and Chief Executive Officer, stated, "I am pleased with our first quarter operating metrics as we continue to outperform the industry with office occupancy climbing by 40 basis points to 94.5%, same property GAAP NOI climbing 5.6% and average same space rents climbing 9.0%." Mr. Rechler continued, "I am also pleased that we have successfully executed on our investment strategy. With today's One Court Square announcement our year to date investment activity totals approximately $576 million."

A reconciliation of net income allocable to common shareholders to FFO is in the financial statements accompanying this press release. Net income allocable to common shareholders is the GAAP measure the Company believes to be the most directly comparable to FFO.

Michael Maturo, Reckson's Chief Financial Officer, noted, "Results for the quarter were generally consistent with our internal forecasts but were impacted by timing to reinvest equity proceeds, lower other income and higher `dead deal' costs." Mr. Maturo continued, "Based on our projections for our core operations for the remainder of the year and our recent investment activity we are raising the low end of our guidance to $2.36 per share. We are maintaining the high end of the range at $2.40 per share, in anticipation of accelerating our disposition / joint venture strategy relating to approximately $500 million of properties."

Summary Portfolio Performance
-----------------------------

The Company reported office occupancy at March 31, 2005 of 94.5%. This compares to 93.3% at March 31, 2004 and 94.1% at December 31, 2004. The Company reported portfolio occupancy of 93.5% at March 31, 2005, as compared to 92.6% at March 31, 2004 and 93.1% at December 31, 2004.

The Company also reported same property office occupancy at March 31, 2005 of 94.4%, as compared to 93.4% at March 31, 2004. The Company reported same property portfolio occupancy of 93.4% at March 31, 2005, as compared to 92.6% at March 31, 2004.

Net of minority interests in joint ventures, office same property NOI before termination fees for the first quarter of 2005 increased 5.6% (on a straight-line rent basis) and 3.9% (on a cash basis), compared to the first quarter of 2004. Net of minority interests in joint ventures, portfolio same property NOI before termination fees for the first quarter of 2005 increased 4.8% (on a straight-line rent basis) and 3.2% (on a cash basis), compared to the first quarter of 2004.

Office same property net operating income (property operating revenues less property operating expenses) (NOI) before termination fees for the first quarter of 2005 increased 4.8% (on a straight-line rent basis) and 3.1% (on a cash basis), compared to the first quarter of 2004. Portfolio same property NOI before termination fees for the first quarter of 2005 increased 4.2% (on a straight-line rent basis) and 2.5% (on a cash basis), compared to the first quarter of 2004.

Rent performance on renewal and replacement space during the first quarter of 2005 increased 9.0% (on a straight-line rent basis) and decreased (8.0%) (on a cash basis) in the office portfolio.

Other Highlights
----------------

Leasing Activity
----------------

     - Executed 75 lease transactions totaling 660,055 square feet during the first quarter of 2005

     - Executed office leasing transactions during the first quarter of 2005 that resulted in a 50% renewal rate

Investment Activity
-------------------

     - Contracted to acquire a 1.4 million square foot, 50-story, Class A, trophy office tower located at One Court Square, Long Island City, a submarket of New York City, for a total investment of approximately $470 million inclusive of transfer taxes and other transaction costs

     - Acquired a 150,000 square foot, Class A office building located at One Giralda Farms in Madison, New Jersey, for approximately $24.3 million and acquired a 203,000 square foot, Class A office building located at Seven Giralda Farms in Madison, New Jersey, for approximately $53.7 million

     - Provided two separate mezzanine loans, totaling approximately $28.4 million, on a 32 property office portfolio, encompassing approximately
        1.5 million square feet, which was part of the 43 property former Tilles office portfolio located in Woodbury, Long Island

Miscellaneous
-------------

     - Received a "No Adjustments Letter" from the Internal Revenue Service which closes its examination of the Reckson Operating Partnership 2001 tax return which had been selected for examination

Earnings Guidance
-----------------

During the Company's quarterly earnings conference call on Thursday, May 5, management will discuss guidance for 2005 diluted FFO in the range of $2.36 to $2.40 per share.

Reconciliation of Earnings Guidance
-----------------------------------

The Company's guidance for diluted FFO is reconciled from GAAP net income below:

                                                        Second Quarter 2005         Full Year 2005
                                                        -------------------         --------------
                                                        Low End    High End       Low End   High End
                                                        -------    --------       -------   --------
Net income allocable to common shareholders              $0.26      $0.27          $0.89     $0.93

Add: Real estate depreciation and amortization            0.38       0.38           1.53      1.53

Less: Gain on sales of depreciable real estate            0.06       0.06           0.06      0.06

                                                        -------     -------       -------   --------
Diluted FFO Per Share                                    $0.58      $0.59.         $2.36      $2.40
                                                        =======     =======       ========  ========

This guidance is based upon management's current estimates. Actual results may differ materially. This information involves forward-looking statements which are subject to uncertainties noted below under Forward-Looking Statements.

Non-GAAP Financial Measures
---------------------------

Funds from Operations (FFO)
---------------------------
The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, with 90 properties comprised of approximately 17.7 million square feet either owned or controlled, or under contract. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by President and Chief Executive Officer Scott Rechler, will host a conference call outlining first quarter results on

Thursday, May 5, 2005 at 2:00 p.m. EST. The conference call may be accessed by dialing (800) 553-0327 (internationally (612) 288-0318). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's first quarter results.

A replay of the conference call will be available telephonically from May 5, 2005 at 7:30 p.m. EST through May 13, 2005 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 776049. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's first quarter 2005 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Senior Vice President Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Forward-Looking Statements
--------------------------

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; our ability to execute our disposition/joint venture strategy; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                                       Reckson Associates Realty Corp. (NYSE: RA)
                                           Consolidated Statements of Income
                                          (in thousands, except share amounts)


                                                                                                 Three Months Ended
                                                                                                      March 31,
                                                                                              ------------------------
                                                                                                   2005       2004
                                                                                              ------------------------
Property Operating Revenues:
  Base rents                                                                                  $  117,382  $  109,408$
  Tenant escalations and reimbursements                                                           18,502       17,978
                                                                                              ------------------------
    Total property operating revenues                                                            135,884      127,386
                                                                                              ------------------------
Property Operating Expenses:
  Operating expenses                                                                              32,806       30,389
Real estate taxes                                                                                 22,282       20,350
                                                                                              ------------------------
    Total property operating expenses                                                             55,088       50,739
                                                                                              ------------------------
Net Operating Income                                                                              80,796       76,647
                                                                                              ------------------------
Gross Margin percentage                                                                             59.5%        60.2%
                                                                                              ------------------------
Other Income                                                                                       3,345        5,776
                                                                                              ------------------------
Other Expenses
  Interest
    Expense                                                                                       23,568       25,661
    Amortization of deferred financing costs                                                       1,038          927
  Depreciation and amortization                                                                   29,728       27,729
  Marketing, general and administrative                                                            8,205        7,046
                                                                                              ------------------------
    Total other expenses                                                                          62,539       61,363
                                                                                              ------------------------

Income before minority interests, preferred dividends and distributions and
discontinued operations                                                                           21,602       21,060

Minority partners' interests in consolidated partnerships                                         (3,779)      (6,181)
Distributions to preferred unitholders                                                               -           (273)
Limited partners' minority interest in the operating partnership                                    (772)        (573)

Income before discontinued operations and preferred dividends                                     17,051       14,033
Discontinued operations (net of minority interests)
  Gain on sales of real estate                                                                       -          5,202
  Income from discontinued operations                                                                305          989
                                                                                              ------------------------

Net income                                                                                        17,356       20,224
Dividends to preferred shareholders                                                                  -         (4,260)
                                                                                              ------------------------
Net income allocable to common shareholders                                                   $   17,356  $    15,964
                                                                                              ========================

Basic weighted average common shares outstanding:                                             81,100,000   61,363,000

Basic net income per weighted average common share:
  Common stock - income from continuing operations                                                 $0.21        $0.16
  Discontinued operations                                                                           -            0.10
                                                                                              ------------------------
  Basic net income per common share                                                                $0.21        $0.26
                                                                                              ========================

Diluted weighted average common shares outstanding:                                           81,521,000   61,718,000
                                                                                              ========================

Diluted net income per weighted average common share:                                              $0.21        $0.26
                                                                                              ========================

                                        Reckson Associates Realty Corp. (NYSE: RA)
                                               Consolidated Balance Sheets
                                           (in thousands, except share amounts)


                                                                                                 March 31,     December 31,
                                                                                                   2005           2004
                                                                                             --------------  --------------
Assets:                                                                                        (Unaudited)
Commercial real estate properties, at cost:
  Land                                                                                        $    419,846   $   401,350
  Buildings and improvements                                                                     2,755,580     2,681,742
Developments in progress:
  Land                                                                                              98,176        88,606
  Development costs                                                                                 22,124        21,363
Furniture, fixtures, and equipment                                                                  12,504        12,083
                                                                                             -------------- --------------
                                                                                                 3,308,230     3,205,144
Less: accumulated depreciation                                                                    (584,949)     (560,307)
                                                                                             -------------- --------------
Investment in real estate, net of accumulated depreciation                                       2,723,281     2,644,837

Properties and related assets held for sale, net of accumulated depreciation                        58,469        58,215

Investment in real estate joint venture                                                              6,808         6,657
Investment in notes receivable                                                                     113,254        85,855
Investments in affiliate loans and joint ventures                                                   60,230        60,951
Cash and cash equivalents                                                                           25,537        25,137
Tenant receivables                                                                                  10,427         9,532
Deferred rents receivable                                                                          139,348       132,251
Prepaid expenses and other assets                                                                   54,061        64,006
Contract and land deposits and pre-acquisition costs                                                   256           121
Deferred leasing and loan costs (net of accumulated amortization)                                   81,074        80,046
                                                                                             -------------- --------------

      Total Assets                                                                            $  3,272,745  $  3,167,608
                                                                                             ============== ==============

Liabilities:
Mortgage notes payable                                                                        $    606,723  $    609,518
Unsecured credit facility                                                                          357,500       235,500
Senior unsecured notes                                                                             698,039       697,974
Liabilities associated with properties held for sale                                                   757           784
Accrued expenses and other liabilities                                                              65,473        73,565
Deferred revenues and tenant security deposits                                                      54,015        50,373
Dividends and distributions payable                                                                 36,137        35,924
                                                                                             -------------- --------------
      Total Liabilities                                                                          1,818,644     1,703,638
                                                                                             -------------- --------------

Minority partners' interests in consolidated partnerships                                          213,297       210,678
Preferred unit interest in the operating partnership                                                 1,200         1,200
Limited partners' minority interest in the operating partnership                                    42,147        53,231
                                                                                             -------------- --------------
                                                                                                   256,644       265,109
                                                                                             -------------- --------------

Commitments and contingencies                                                                          -            -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized                                          -            -
Common Stock, $.01 par value, 100,000,000 shares authorized                                            -            -
  81,629,693 and 80,618,339 shares issued and outstanding, respectively                                816          806
Treasury Stock, 3,318,600 shares                                                                   (68,492)      (68,492)
Additional paid in capital                                                                       1,265,133     1,266,547
                                                                                             -------------- --------------
     Total Stockholders' Equity                                                                  1,197,457     1,198,861
                                                                                             -------------- --------------
     Total Liabilities and Stockholders' Equity                                               $  3,272,745  $  3,167,608
                                                                                             ============== ==============

Total debt to market capitalization (a):                                                              37.1%        33.8%
                                                                                             ============== ==============

-----------------
(a) Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.

                                       Reckson Associates Realty Corp. (NYSE: RA)
                                                 Funds From Operations
                                        (in thousands, except per share amounts)

                                                                                                 Three Months Ended
                                                                                                       March 31,
                                                                                              --------------------------
                                                                                                  2005           2004
                                                                                              --------------------------
Net income allocable to common shareholders                                                   $   17,356     $   15,964
  Add:  Real estate depreciation and amortization                                                 27,313         25,561
        Minority partners' interests in consolidated partnerships                                  6,712          9,321
        Limited partners' minority interest in the operating partnership                             697            936

  Less: Amounts distributable to minority partners in consolidated partnerships                    5,724          8,504
        Gain on sales of depreciable real estate                                                     -            5,156
                                                                                              --------------------------
Basic Funds From Operations ("FFO")                                                               46,354         38,122

  Add:  Dividends and distributions on dilutive shares and units                                     -            4,484
                                                                                              --------------------------
Diluted FFO                                                                                   $   46,354     $   42,606
                                                                                              ==========================
Diluted FFO calculations:
        Weighted average common shares outstanding                                                81,100         61,363
        Weighted average units of limited partnership interest outstanding                         3,213          3,551

                                                                                              ---------------------------
        Basic weighted average common shares and units outstanding                                84,313         64,914

        Adjustments for dilutive FFO weighted average shares and units outstanding:

          Common stock equivalents                                                                   421            355
          Series A preferred stock                                                                    -           7,747
          Limited partners' preferred interest                                                        41            689
                                                                                              ---------------------------
Total diluted weighted average shares and units outstanding                                       84,775          73,705
                                                                                              ==========================

Diluted FFO per weighted average share or unit                                                $     0.55     $     0.58
Diluted weighted average dividends per share                                                  $     0.42     $     0.42
Diluted FFO payout ratio                                                                            77.7%         73.5%
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

                                       Reckson Associates Realty Corp. (NYSE: RA)
                                            Cash Available for Distribution
                                        (in thousands, except per share amounts)
                                                                                                 Three Months Ended
                                                                                                       March 31,
                                                                                              --------------------------
                                                                                                  2005           2004
                                                                                              --------------------------
Basic Funds From Operations                                                                   $  46,354      $   38,122
Adjustments for basic cash available for distribution:
  Less: Straight line rents and other FAS 141 non-cash rent adjustments                           7,926           5,032
        Committed non-incremental capitalized tenant improvements and
          leasing costs                                                                          10,769           9,097
        Actual non-incremental capitalized improvements                                           3,015           1,940
                                                                                              --------------------------
Basic Cash Available for Distribution ("CAD")                                                    24,644          22,053

  Add:  Dividends and distributions on dilutive shares and units                                    -               -
                                                                                              --------------------------
Diluted CAD                                                                                   $   24,644     $   22,053
                                                                                              ==========================
Diluted CAD calculations:
        Weighted average common shares outstanding                                                81,100         61,363
        Weighted average units of limited partnership interest outstanding                         3,213          3,551
                                                                                              --------------------------
        Basic weighted average common shares and units outstanding                                84,313         64,914

        Adjustments for dilutive CAD weighted average shares and units outstanding:

          Common stock equivalents                                                                   421            355
          Limited partners' preferred interest                                                       41             -

                                                                                              --------------------------
Total diluted weighted average shares and units outstanding                                      84,775          65,269
                                                                                              ==========================

Diluted CAD per weighted average share or unit                                                $    0.29      $    0.34
Diluted weighted average dividends per share                                                  $    0.42      $    0.42
Diluted CAD payout ratio                                                                          146.2%        125.8%

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